EXHIBIT 8.1

LIST OF SUBSIDIARIES

The Company presently wholly owns Far East, a Hong Kong corporation, which, in turn, owns the following corporations:

Wholly-Owned

•                    Euro Tech Trading (Shanghai) Limited — a People’s Republic of China corporation

•                    Euro Tech (China) Limited — a Hong Kong corporation

•                    ChinaH2O.com Limited — a Hong Kong corporation

•                    Shanghai Euro Tech Limited — a People’s Republic of China corporation

•                    Shanghai Euro Tech Environmental Engineering Company, Ltd. — a People’s Republic of China corporation

•                    Chongqing Euro Tech Rizhi Technology Company,Limited— a People’s Republic of China corporation

•                    Rizhi Euro Tech Instrument (Shaanxi) Company Limited— a People’s Republic of China corporation

•                    Guangzhou Euro Tech Environmental Equipment Company Limited — a People’s Republic of China corporation

Majority Owned

•                    Yixing Pact Environmental Technology Company Limited — a PRC corporation

•                    Pact Asia Pacific Limited — a BVI corporation